FOREIGN TRADE AND ECONOMIC COOPERATION BUREAU OF XIANYANG


                       (OFFICIAL DOCUMENT NUMBER: 1994 06)
--------------------------------------------------------------------------------

RE: CHANGE OF PARTNER OF XIANYANG YONGXIN ELECTRONICS CO.

Xianyang Yongxin Electronics Co. Ltd.:

      Your reporting document (No. 1994, 081) has been reviewed. The reply is as follows:

1. It is to approve that Hong Kong Cao Trading Ltd. transfers all its shares in the joint venture - Xianyang Yongxin Electronics Co. Ltd. to Tomei Trading Co. Ltd., a company incorporated in Japan, who, after the transfer, will assume all the rights and liabilities that the withdrawing party had in the joint venture.

2. Xianyang Pianzhuan Group and Tomei Trading Co. Ltd. will form a new Board of Directors after the transfer.

Please apply for new business license at Commerce Administration Bureau.

             FOREIGN TRADE AND ECONOMIC COOPERATION BUREAU OF XIANYANG

                                                              (seal)


                           August 18, 1994

CC Copies to.....